UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): August 2, 2021
COLONY BANKCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
115 South Grant Street, Fitzgerald, Georgia 31750
(Address of Principal Executive Offices) (Zip Code)
(229) 426-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective as of August 1, 2021, Colony Bankcorp, Inc. (“Colony”), a Georgia corporation and the parent holding company of Colony Bank, completed its previously announced acquisition (the “Merger”) of SouthCrest Financial Group, Inc. (“SouthCrest”), a Georgia corporation and the parent holding company of SouthCrest Bank, N.A.

The Merger was completed pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated April 22, 2021, by and between Colony and SouthCrest. In accordance with the terms of the Merger Agreement, at the effective time, SouthCrest was merged with and into Colony, with Colony surviving the Merger. Immediately following the holding company Merger, SouthCrest Bank, N.A. was merged with and into Colony Bank, with Colony Bank as the surviving bank.

Pursuant to the terms of the Merger Agreement, each issued and outstanding share of SouthCrest common stock was converted into the right to receive either $10.45 in cash or 0.07318 shares of Colony common stock. In aggregate, Colony issued approximately 4.0 million shares of its common stock in the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Colony’s Current Report on Form 8-K filed on April 22, 2021 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately upon consummation of the Merger on August 1, 2021, and in accordance with the terms of the Merger Agreement, the Colony board of directors increased the size of the board by two members and elected two former SouthCrest directors, Brian Schmitt and Harold W. Wyatt, III, to fill the vacancies created by this increase. Messrs. Schmitt and Wyatt were also appointed to the Colony Bank board of directors. Messrs. Schmitt and Wyatt will serve as directors of Colony and Colony Bank until Colony’s annual meeting of shareholders to be held in 2022, at which time they will stand for election to a new one-year term, or until their successors are duly elected and qualified.

Also effective upon consummation of the Merger on August 1, 2021, Colony appointed Andrew Borrmann to serve as its Executive Vice President and Chief Strategy Officer.

Additional biographical information regarding Messrs. Schmitt, Wyatt and Borrmann is provided in the joint proxy statement/prospectus on Form 424B3 filed by Colony on June 10, 2021 (the “Joint Proxy Statement/Prospectus”).

As previously disclosed in the Joint Proxy Statement/Prospectus, Colony Bank entered into new employment agreements with each of Messrs. Schmitt and Borrmann, which each became effective on August 1, 2021 for a term of two years. The employment agreement for Mr. Schmitt provides that Mr. Schmitt will serve as Executive Vice Chairman of Colony and Colony Bank at an annual base salary of $326,227. Pursuant to his employment Agreement, Mr. Borrmann has been appointed as Executive Vice President and Chief Strategy Officer of Colony at an annual base salary of $245,631. Messrs. Schmitt and Borrmann will also be eligible to participate in existing Colony Bank bonus plans and all welfare benefit plans and programs sponsored by Colony Bank. Each individual is entitled to severance payments if their employment is terminated by Colony Bank without “cause” or by the individual for “good reason” in an amount equal to one (1) times his then-current base salary, if such termination occurs prior to or more than twelve (12) months following a change in control of Colony Bank, or one and one-half (1.5) times the sum or his then-current base salary plus an amount equal to the annual bonus paid with respect to the calendar year immediately preceding the effective date of the termination, if such termination occurs within twelve (12) months following a change in control of Colony Bank. Pursuant to the employment agreements, each of Messrs. Schmitt and Borrmann has agreed not to compete with Colony Bank or to solicit its employees or customers during the term of the agreement and for a period of one year thereafter.

In addition to his Employment Agreement, on July 30, 2021, Colony Bank entered into an Integration Bonus Agreement with Mr. Schmitt, which provides for a series of bonuses to be paid upon the achievements of certain milestones relating to the conversion and integration of SouthCrest Bank into the operations of Colony Bank. Those payments total $455,000, to be paid upon at the following times and in the following amounts: $190,000 following the information systems conversion of SouthCrest Bank, $150,000 on or about May 1, 2022, and $115,000 on or about February 1, 2023; provided in each case that Mr. Schmitt remains employed with Colony Bank at the time each payment becomes due.

Other than the compensatory agreements discussed above and director compensation consistent with the polices of Colony and Colony Bank, there are no actual or proposed transactions between Colony and any of Messrs. Schmitt, Wyatt or Borrmann, or their respective immediate family members, that would require disclosure under Item 404(a) of Regulation S-K in connection with such appointments as directors of Colony. Colony Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of Colony and Colony Bank, their associates and corporations with which they are connected. Any lending transactions with Messrs. Schmitt, Wyatt or Borrmann in the future will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Colony and Colony Bank.

Item 8.01. Other Events.

On August 2, 2021 Colony issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the completion of its Merger of SouthCrest.

On July 30, 2021, Colony Bank acquired The Barnes Agency (the “Business”), which carries on the business of an insurance agency. Colony Bank intends to continue operating the Business as a direct, wholly-owned subsidiary. The press release attached hereto as Exhibit 99.1 further discusses the acquisition of the Business.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required pursuant to this Item 9.01(a) in relation to the Merger will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to this Item 9.01(b) in relation to the Merger will be filed by amendment to this Current Report on Form 8-K No later than 71 calendar days after the date by which this Current Report is required to be filed.

Item 9.01 Financial Statements and Exhibits
(d)Exhibits.

Exhibit Number		Description
99.1		Press Release of Colony Bankcorp, Inc., dated August 2, 2021, announcing the completion of its acquisition of SouthCrest Financial Group, Inc.
104	T	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: August 2, 2021	By:	/s/ T. Heath Fountain
T. Heath Fountain
President and Chief Executive Officer